EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 33-20964, No. 33-24364, No. 33-41604, No. 33-52473, No. 33-54402, No. 33-54404, No. 333-94945, No. 333-37823 and No. 333-37831 on Form S-8, in Post-Effective Amendment No. 1 to Registration Statement No. 33-25581 on Form S-8 and in Registration Statement No. 333-85967, No. 333-57508, No. 333-104560, No. 333-104559, No. 333-119067, No. 333-119069, No. 333-121506, No. 333-122342, No. 333-122448, No. 333-124298, No. 333-127969, and No. 333-134908 on Form S-3 of our reports dated October 31, 2006 related to the combined statements of revenues and certain expenses of Woolbright Properties Portfolio and North American Properties Portfolio for the year ended December 31, 2005 (which reports on the combined statements of revenues and certain expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), appearing in this Current Report on Form 8-K of Weingarten Realty Investors.

DELOITTE & TOUCHE LLP

Houston, Texas
October 31, 2006